NATURADE, INC.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), shall be effective as of August 3, 2005 (the “Effective Date”), and is by and between:

(i)	DAVID BROWN, an individual (“Consultant”), and

(ii)	NATURADE, INC., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company is engaged in, among other things, the business described in Exhibit A attached hereto (the “Business”);

WHEREAS, Consultant has knowledge and experience related to the Services (as defined below); and

WHEREAS, the Company and Consultant mutually desire to enter into an agreement whereby Consultant will render services in the area of Consultant’s expertise on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Consultant’s Services

(a) Consultant agrees to perform the services as described in Exhibit A (the “Services”), and as may be mutually amended in writing from time to time by the parties.

(b) Consistent with this requirement, Consultant may represent, perform services for, or be employed by such additional persons or companies as Consultant sees fit, except to the extent doing so causes Consultant to breach Consultant’s obligations under this Agreement or the Independent Contractor Proprietary Information and Inventions Agreement (the “PIIA”) attached as Exhibit B, or creates a conflict of interest.

(c) Consultant shall devote such time as may be reasonably necessary or appropriate to perform the Services hereunder.

(d) While performing the Services hereunder, Consultant shall:

(i) conduct business with a reasonable standard of professionalism and in a manner that reflects favorably at all times on the Company;

(ii) avoid deceptive, misleading or unethical practices;

(iii) make no representations, warranties or guarantees to any party with respect to the Company, and only make statements regarding the Company that are consistent with the Company’s published literature provided to it;

(iv) not make disparaging remarks regarding the Company;

(v) not engage in any acts or omissions that could reasonably be expected to damage in any material respect the Company’s reputation;

(vi) comply with all material legal requirements, regulations and good business practices in all applicable jurisdictions;

(vii) obtain and maintain at its own expense all licenses and government approvals required to perform its obligations under this Agreement; and

(viii) refrain from appointing, directly or indirectly, any parties that are not Consultant’s employees to assist Consultant in performing the Services without providing prior written notice thereof to the Company.

(e) Upon request, Consultant shall provide the Company with written reports of the activities of Consultant hereunder and the results thereof, and all other information requested by the Company related thereto.

2. Compensation

As consideration for the services of Consultant hereunder, the Company agrees to pay Consultant the fees set forth in Exhibit A, and issue that number of shares of common stock of the Company as set forth on Exhibit A.

3. Expenses

The Company agrees to only reimburse Consultant for all pre-approved expenses reasonably incurred in the performance of the Services upon production of supporting receipts and documentation. All such pre-approved expenses shall be paid to Consultant within ten (10) days following Consultant’s submission of an invoice therefore to the Company. All invoices not submitted within thirty (30) days following Consultant’s incurrence of the applicable expense shall not be reimbursed by the Company. Time is of the essence with respect to this provision.

4. Term of Agreement

(a) This Agreement will become effective on the Effective Date and shall continue until the termination date set forth in Exhibit A, or as otherwise terminated as provided herein.

(b) Either party may terminate this Agreement with or without cause at any time by giving thirty (30) days’ advance written notice of termination to the other party.

(c) This Agreement shall terminate automatically upon the death of Consultant.

(d) Upon termination of this Agreement, Consultant shall be entitled to all compensation earned prior to the effective termination date and reimbursement for all pre-approved expenses incurred and properly invoiced prior to the effective termination date in accordance with Section 3.

(e) Upon termination of this Agreement, other than a termination by Consultant, a termination pursuant to Section 4(c) or a termination by the Company pursuant to Section 5, Consultant shall be entitled to all compensation provided for herein (even though not earned) from the effective termination date through the termination date set forth in Exhibit A.

(f) Upon termination of this Agreement:

(i) Consultant shall return to the Company or destroy (at the Company’s option) and certify such destruction in writing, all information and material relating to any customer or account of the Company in the possession of Consultant, including, without limitation, all confidential information, product literature, advertising, promotional sales aids and other materials supplied to Consultant by the Company.

(ii) Consultant shall not make any statements or take any actions that harm or interfere with the Company’s relationship with any accounts or customer. Further, Consultant shall cease immediately to represent that it is a consultant to the Company.

(iii) Neither party shall be liable for damages of any kind (including, without limitation, incidental, consequential or punitive damages) resulting from the termination of this Agreement.

5. Default

If either party materially defaults in the performance of this Agreement or the PIIA or materially breaches any of the provisions of this Agreement or the PIIA, the non-breaching party may terminate this Agreement if the breaching/defaulting party fails to cure such default or breach within three (3) days of such party’s receipt of written notice thereof from the non-breaching party. Termination shall be effective immediately upon receipt of notice, or five (5) days after mailing of the notice, whichever occurs first.

6. Relationship of the Parties

(a) CONSULTANT SHALL HAVE NO AUTHORITY OR RIGHT TO (AND SHALL NOT) ENTER INTO ANY AGREEMENT (IN THE NAME OF OR ON BEHALF OF THE COMPANY) BINDING UPON COMPANY. Only an authorized executive officer of the Company shall have such authority and right.

(b) Consultant enters into this Agreement as, and shall continue to be, an independent consultant. In no circumstance shall Consultant look to the Company as Consultant’s employer, partner, agent, or principal. Neither Consultant nor any employee of Consultant shall be entitled to any benefits accorded to the Company’s employees, including workers’ compensation, disability insurance, retirement plans, or vacation or sick pay.

(c) Consultant, and not the Company, shall be responsible for obtaining, at Consultant’s expense and in Consultant’s name, disability, workers’ compensation, or other insurance as well as licenses and permits applicable to Consultant or usual or necessary for Consultant to perform the Services. Consultant shall maintain professional liability and any other applicable insurance to cover the Services in such amount and upon such terms as if customary and appropriate. Consultant shall pay, when and as due, any and all taxes incurred as a result of Consultant’s compensation, including estimated taxes and payroll taxes. Consultant indemnifies the Company for any claims, losses, costs, fees, liabilities, damages, or injuries suffered by the Company arising from Consultant’s breach of this provision.

(d) Consultant and the Company shall provide to each other upon request any information reasonably necessary to determine their obligations under this Agreement, to fulfill the purposes of the Services or to maintain accurate records.

7. Place and Manner of Work

(a) Consultant understands that the Services must coordinate with the Company’s established protocols and security requirements and may from time to time need to be performed at the Company’s premises.

(b) Consultant represents that Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of the Company. Consultant shall be solely responsible for the professional performance of the Services.

(c) Consultant shall and does hereby indemnify, defend, and hold harmless the Company, and the Company’s officers, directors, shareholders and representatives, from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys’ fees and costs, that the Company may incur or suffer and that result from, or are related to, (i) the grossly negligent performance of the Services and (ii) any material breach of, or material failure of Consultant to perform any of, Consultant’s representations, warranties, and obligations in this Agreement or the PIIA.

(d) The Company shall and does hereby indemnify, defend, and hold harmless Consultant from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys’ fees and costs, that Consultant may incur or suffer and that result from, or are related to any material breach of, or material failure of the Company to perform any of, the Company’s representations, warranties, and obligations in this Agreement.

8. Arbitration

(a) All disputes between Consultant, including any employees of Consultant, and the Company relating in any way to this Agreement or the Services to be performed under this Agreement (including, but not limited to, claims for breach of contract, tort, discrimination, harassment, and any violation of federal or state law) (“Arbitrable Claims”) shall be resolved by arbitration before a neutral arbitrator.

(b) The arbitrator shall be selected and the arbitration hearing conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association and shall take place in the county set forth in Exhibit A, unless otherwise agreed by the parties. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all claims covered by this arbitration provision. Either party may bring an action in court to compel arbitration under this Agreement, to enforce an arbitration award or to obtain temporary injunctive relief pending a judgment based on the arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim.

(c) The Federal Arbitration Act shall govern the interpretation and enforcement of this section, except if any court finds that the Federal Arbitration Act does not apply, the California Arbitration Act shall govern the interpretation and enforcement of this section. If any court or arbitrator finds that any term makes this section unenforceable for any reason, the court or arbitrator shall have the power to modify such term (or if necessary delete such term) to the minimum extent necessary to make this section enforceable to the fullest extent permitted by law.

(d) THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION, ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THIS AGREEMENT TO ARBITRATE.

9. Miscellaneous Provisions

(a) Assignment; Successors and Assigns. Consultant agrees that it will not assign, delegate, transfer, or otherwise dispose of the Services without the written consent of the Company. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any affiliate of the Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

(b) Entire Agreement. The terms of this Agreement (including the Exhibits hereto) are intended by the parties to be the final expression of their agreement with respect to the subject matter of this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement, except as expressly set forth in this Agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

(c) Amendments; Waivers. This Agreement shall not be varied, altered, modified, changed or in any way amended except by an instrument in writing executed by the parties hereto. The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of any term, covenant or condition, nor shall any waiver or relinquishment of that right or power be deemed a waiver of any other or subsequent failure.

(d) Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as apply to other persons, places, and circumstances shall remain in full force and effect, and such provisions shall be enforced to the fullest extent consistent with applicable law.

(e) Governing Law. Except as otherwise provided, the validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California, without giving effect to its law regarding the conflict of laws.

(f) Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of this Agreement.

(g) Notices. Except as otherwise expressly provided herein, any notice or payment required or permitted to be given or paid shall be deemed duly given or paid only if personally delivered or sent by United States mail and shall be deemed to have been given when personally delivered or two (2) days after having been deposited in the United States mail, certified mail, return receipt requested, properly addressed with postage prepaid. All notices or demands shall be effective only if given in writing. For purposes hereof, the addresses of the parties hereto (until further notice of a change thereof is given as provided in this section) shall be at the addresses set forth in Exhibit A.

(h) Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

(i) Counterparts. This Agreement may be executed in one or more counterparts and via facsimile, all of which together shall constitute a single agreement.

10. Acknowledgment. The parties acknowledge that (i) they each have had the opportunity to consult with independent counsel of their own choice concerning this Agreement and have done so to the extent they deem necessary, and (ii) they each have read and understand this Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any promises or representations other than those contained in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the Effective Date.

COMPANY:

NATURADE, INC.
By: Name: Title:	/s/StephenM.Kasprisin Stephen M. Kasprisin CFO

CONSULTANT:

DAVID BROWN, an individual

By: Name:	/s/David Brown David Brown

EXHIBIT A

I.	Description of the Company’s Business. (Recital A)

Wholesale sales to nutraceutical and health food industry.

II.	Services to be Performed by Consultant. (§ 1(a))

Consultant shall use Consultant’s best efforts to assist the Company by providing such consulting services as are reasonably requested by the Company, for a maximum of 100 hours per year.

To advise and similarly assist the Company in matters relating to the marketing of new and existing products (including the development of marketing materials), the production of new and existing products and the formulation of new products and product ideas.

III.	Compensation. (§ 2)

At the discretion of the Company, should the Company require the Services of Consultant, the Company will pay Consultant $625 for each day that Consultant performs Services pursuant to the request of the Company.

150,000 shares of common stock of the Company to be issued and fully earned as of the date hereof

Company Initials	Consultant Initials

IV.	Termination Date. (§ 4(a))

August 3, 2008.

V.	Place of Arbitration. (§ 9)

County of Orange or Los Angeles, California.

VI.	Address for Notice. (§ 10(g))
Consultant:	David Brown
16277 Windpiper Road
Poway, California 92064
Fax No.: 658-535-0405
Company:	Naturade, Inc.
14370 Myford Rd, #100
Irvine, CA 92606
Attn: Bill Stewart
Fax No.: 714-573-4822
		—	—
Company			Consultant
Initials			Initials

EXHIBIT B

INDEPENDENT CONTRACTOR INFORMATION AND

INVENTIONS AGREEMENT